Exhibit 99.1

                            Joint Filer Information

Date of Event
Requiring Statement:       May 2, 2005

Issuer Name and Ticker
or Trading Symbol:         Premcor Inc. (PCO)

Designated Filer:          Blackstone Capital Partners III Merchant Banking
                           Fund L.P.

Joint Filer:               Blackstone Offshore Capital Partners III L.P.


Address: The principal business address of the Joint Filer above is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154


Signature:                 Blackstone Offshore Capital Partners III L.P.

                             By: Blackstone Management Associates III
                                 L.L.C., its investment general partner


                             By: /s/ Robert L. Friedman
                                 --------------------------
                                 Name: Robert L. Friedman
                                 Title: Authorized Signatory